CERTIFICATE OF FORMATION

                                    OF

                        INTERACTIVE VOICE MEDIA OHIO LLC
      (Under Section 18-201 of the Delaware Limited Liability Company Act)


     1. The name of the limited liability company is: INTERACTIVE VOICE MEDIA OHIO LLC.

     2. The address of its registered office in the State of Delaware is 1013 Centre Road, Wilmington, County of New Castle, Delaware 19805. The name of its registered agent at such address is Corporation Service Company.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of INTERACTIVE VOICE MEDIA OHIO LLC this 3rd day of July,1908.


                                           /s/ Candace Lynn Bell
                                          --------------------------------------
                                          Candace Lynn Bell, Authorized Person

                              CERTIFICATE OF MERGER
                                       of
                   INTERACTIVE VOICE MEDIA (CINCINNATI) CORP.,
                              an Ohio corporation;

                   INTERACTIVE VOICE MEDIA (CLEVELAND) CORP.,
                              an Ohio corporation;

                          INTERACTIVE MEDIA (OH) CORP.,
                               an Ohio corporation

                                      into

                        INTERACTIVE VOICE MEDIA OHIO LLC,
                      a Delaware Limited Liability Company,
                        authorized to do business in Ohio

   (pursuant to Sections 18-209 of the Delaware Limited Liability Company Act)



     The undersigned does hereby certify as follows:


     1. The name and jurisdiction of formation or organization of the domestic limited liability company and the other business entities to the merger are as follows:

--------------------------------------------------------------------------------
                               Name             Form of Entity   Jurisdiction of
                                                                 Formation or
                                                                 Organization
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  Interactive Voice Media (Cincinnati) Corp.     corporation         Ohio
--------------------------------------------------------------------------------
  Interactive Voice Media (Cleveland) Corp.      corporation         Ohio
--------------------------------------------------------------------------------
  Interactive Media (OH) Corp.                   corporation         Ohio
--------------------------------------------------------------------------------
  Interactive Voice Media Ohio LLC            limited liability    Delaware
                                                   company
--------------------------------------------------------------------------------


     2. An agreement of merger has been approved, adopted, certified, executed and acknowledged by the domestic limited liability company and each other business entity in accordance with Section 18-209(c)(2) of the Delaware Limited Liability Company Act.

     3. The name of the surviving domestic limited liability company is Interactive Voice Media Ohio LLC (the "Surviving Entity").

     4. The effective date of the merger shall be July 31, 1998 at 5:00pm Eastern Standard Time.

     5. The executed agreement of merger is on file at the principal place of business of the Surviving Entity and the address of the principal place of business of the Surviving Entity is Corporate Hill II, 100 Old Wilson Bridge Road, Suite 310, Worthington, Ohio 43805-2255.

     6. A copy of the agreement of merger will be furnished by the Surviving Entity, on request and without cost, to any shareholder of Interactive Voice Media (Cincinnati) Corp.; Interactive Voice Media (Cleveland) Corp.; and Interactive Media (OH) Corp.; or any member of the Surviving Entity.

     IN WITNESS WHEREOF, the undersigned have hereunto executed this Certificate of Merger this 30th day of July, 1998.

                                          Interactive Voice Media Ohio LLC,
                                          a Delaware Limited Liability Company

(Limited Liability Company Seal)

                                          By:  /s/ Nicholas Paine
                                             -----------------------------------
                                             Nicholas Paine, Chief Executive
                                             Officer and Manager

Attest:

/s/ Ron Duke
------------------------
Ron Duke, Secretary